Exhibit 5.1 Opinion of Jenkens & Gilchrist, A Professional Corporation



                        [Jenkens & Gilchrist Letterhead]

January 20 , 2003

Board of Directors
BancAffiliated, Inc.
500 Harwood Road
Bedford, Texas 76021

Re: Registration Statement on Form S-8

Gentlemen :

         We have acted as counsel to BancAffiliated, Inc. a Maryland corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 6, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 14,000 of the $0.01 par value common stock (the "Common Stock") of the Corporation that may be offered through the Recognition and Retention Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Corporation; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent verification of their accuracy.

         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Common Stock and interests in the Plan covered by the Registration Statement will, when issued by the Plan, be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Jenkens & Gilchrist
                                             ----------------------------------
                                             JENKENS & GILCHRIST,
                                             A Professional Corporation